EXHIBIT 3.(ii)

                                INFORMEDICS, INC.

                                 RESTATED BYLAWS

                Amendments Approved by the Board of Directors on
                                  June 14, 1996


     Sections 3 and 4 of Article 4 of the Restated Bylaws are replaced with the following:

Section 3.     CHAIRMAN OF THE BOARD

     The Chairman of the Board shall be the Chief Executive Officer of the Corporation, responsible to the Board of Directors for the general supervision of the property, affairs and business of the Corporation. The Chairman shall be responsible for developing strategic direction for the Corporation, and shall be the Corporation's primary spokesperson to the financial community, the industries in which the Corporation operates and the trade. The Chairman shall report on the affairs of the Corporation at each meeting of the Board of Directors, and shall exercise such other powers inherent in the office of chief executive as the Board of Directors may direct. The Chairman shall also preside at all meetings of the Board of Directors and at meetings of the shareholders. At any time that an Executive Committee of the Board of Directors exists, the Chairman shall be a member of the Executive Committee.

Section 4.     PRESIDENT

     The President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors, have general and active supervision of the operations of the Corporation. The President shall be responsible for all day-to-day operations of the Corporation, delegating such authority as may be determined. All officers of the Corporation at the level of Vice President shall report to the President. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, together with such other powers and duties as may be prescribed from time to time by the Board of Directors.

     Section 3 of Article 3 of the Restated bylaws is replaced with the following:

Section 3.     EXECUTIVE COMMITTEE

     Subject to the Oregon Business Corporation Act, the Articles of Incorporation and contrary provisions as may be contained in the Bylaws as amended from time to time, the Board of Directors may appoint an Executive Committee consisting of not less than two nor more than three persons from among its members. When appointed, the Executive Committee shall have and may exercise all the authority of the Board of Directors in the management of the Corporation, subject to the limitations hereinafter set forth. When an Executive Committee exists, both the Chairman and the President shall report to the Executive Committee. The Executive Committee shall not have the authority to: amend the Articles of Incorporation; adopt a plan of merger or consolidation; recommend to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the Corporation; recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; or amend the Bylaws of the Corporation. Committee members shall be appointed annually and shall hold office at the pleasure of the Board of Directors. Meetings of the Executive Committee may be called upon the request of any member thereof upon 24 hours' notice. Notice may be waived by all members. No action shall be taken by the committee except at a duly called meeting, and then only upon the unanimous vote of both members when the Committee consists of two members, and by vote of two out of three members when the Committee consists of three members.

                                INFORMEDICS, INC.

                                 RESTATED BYLAWS

                                    ARTICLE 1
                        SHAREHOLDERS: MEETINGS AND VOTING


Section 1.     PLACE OF MEETINGS

     Meetings of the shareholders of Informedics, Inc. (the "Corporation") shall be held at the principal office of the Corporation, or any other place, either within or without the state of Oregon, selected by the Board of Directors.

Section 2.     ANNUAL MEETINGS

     (a) The annual meeting of the shareholders shall be held on the third Friday in March of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such time as may be prescribed by the Board of Directors and specified in the notice of the meeting. The Board of Directors shall have the discretion to designate a different annual meeting date for any year, provided that the date so designated is within 60 days of the date specified in the preceding sentence. At the annual meeting, the shareholders shall elect directors of the Corporation, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

     (b) If the annual meeting is not held within the earlier of six months after the end of the Corporation's fiscal year or 15 months after its last annual meeting, the circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a meeting to be held upon the application of any shareholder of the Corporation entitled to participate in an annual meeting.

Section 3.     SPECIAL MEETINGS

     (a) The Corporation shall hold a special meeting of shareholders upon the call of the President or the Board of Directors, or if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     (b) The circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a special meeting to be held upon the application of a shareholder of the Corporation who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the date the demand was delivered to the Corporation's Secretary or if the special meeting was not held in accordance with the notice.

Section 4.     NOTICE OF MEETINGS

     (a) The Corporation shall notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than 10 days before the meeting date. Except as otherwise required by applicable law or by the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"), the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as otherwise required by applicable law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

     (b) If an annual or special shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     (c) A shareholder's attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (d) A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of this Article 1, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5.     QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS

     (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

Section 6.     VOTING RIGHTS

     (a) The persons entitled to receive notice of and to vote at any shareholders meeting shall be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting as may be fixed in advance by the Board of Directors.

     (b) Except as otherwise provided in the Articles of Incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only shares are entitled to vote.

     (c) Except as otherwise provided in the Articles of Incorporation or by applicable law, if a quorum exists, action on a matter, other than the election of directors, by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

     (d) Except as otherwise provided in the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7.     VOTING OF SHARES BY CERTAIN HOLDERS

     (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

          (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (iv) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

          (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

     (b) Shares of the Corporation are not entitled to be voted if: (i) they are owned, directly or indirectly, by another domestic or foreign corporation; and
(ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for the directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     (c) Any redeemable shares that the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8.     PROXIES

     A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.     SHAREHOLDER LISTS

     (a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

     (b) The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

     (c) The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

     (d) Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.

                                    ARTICLE 2
                                    DIRECTORS

Section 1.     POWERS

     The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2.     NUMBER AND QUALIFICATIONS

     The Board of Directors shall consist of not less than three nor more than seven members, the exact number to be determined from time to time by a resolution of the Board of Directors, subject to any additional requirements that may be imposed by the Articles of Incorporation. Until increased or decreased by the Board of Directors, the number of directors shall be four. Any decrease in the number of directors designated by the Board of Directors shall not shorten an incumbent director's term. Directors need not be residents of the state of Oregon or shareholders of the Corporation, unless required by the Articles of Incorporation.

Section 3.     ELECTION AND TENURE OF OFFICE

     (a) Directors shall be elected at annual shareholders meetings.

     (b) At any time when the Board of Directors shall consist of six or more members, in lieu of electing the entire number of directors annually, the Board of Directors of the Corporation shall be divided into three classes. The method of classification shall be to assign the longest terms to those directors with the most seniority as directors. In the event there are more directors with identical seniority than there are class positions to be filled, the initial designation of classification shall be made by the director then serving as Chairman of the Board. The classes shall be Class 1, Class 2 and Class 3. The term of office of directors of Class 1 shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. When classification of directors is in effect, at each annual meeting of shareholders the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective in the event the authorized number of members of the Board is reduced to fewer than six.

     (c) If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, then (i) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member until the expiration of the director's current term, or upon the director's earlier resignation, removal from office or death; (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible; and (iii) in the event such decrease in the authorized number of directors makes the total number of directors less than six, then the Board of Directors shall become declassified and the directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time directors shall be elected to serve for one-year terms or until their successors are duly elected and qualified.

     (d) In every case, a director holding office shall continue to hold such office until the director's successor has been elected and qualified or until there is a decrease in the number of directors. Subject to paragraph (c) of
Section 4 of Article 2, a director's term of office shall begin immediately after election.

Section 4.     VACANCIES

     (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

     (b) Except as otherwise provided by the Articles of Incorporation, if a vacancy occurs on the Board of Directors:

          (i) The shareholders may fill the vacancy, provided that the Board of Directors has not already done so; or

          (ii) The Board of Directors may fill the vacancy, provided the shareholders have not already done so. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 5.     RESIGNATION OF DIRECTORS

     A director may resign at any time by delivering written notice to the Board of Directors, its Chair or the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or
(c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6.     REMOVAL OF DIRECTORS

     The shareholders may remove one or more directors with or without cause, unless the Articles of Incorporation provide that the directors may be removed only for cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 7.     MEETINGS

     (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

     (b) Annual  meetings of the Board of Directors shall be held without notice
immediately   following  the   adjournment   of  the  annual   meetings  of  the
shareholders.

     (c) Except as otherwise provided by the Articles of Incorporation, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for the holding of regular meetings.

     (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President or upon the written request of any two directors. The person or persons who call a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 8.     NOTICE OF SPECIAL MEETINGS

     (a) Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors shall be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. The notice shall be given orally, either in person or by telephone, or shall be delivered in writing, either personally, by mail or by telegram. If in writing, such notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly addressed to the director's address shown in the Corporation's records; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If given orally, such notice is effective when communicated.

     (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

     (c) A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (b) of Section 8 of this Article 2, the waiver shall be in writing, shall be signed by the director entitled to the notice, shall specify the meeting for which notice is waived and shall be filed with the minutes or appropriate records.

     (d) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 9.     QUORUM AND VOTE

     (a) Except as otherwise required by the Articles of Incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

     (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

     (c) A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken, is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 10.    COMPENSATION

     The Board of Directors may, by resolution: (i) provide that the directors be paid their expenses, if any, of attending each meeting of the Board of Directors or committee of the Board of Directors; (ii) provide that directors be paid a fixed sum for attending each meeting of the Board of Directors or committee of the Board of Directors; or (iii) provide for a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

                                    ARTICLE 3
                                   COMMITTEES

Section 1.     APPOINTMENT

     Subject to applicable law, the provisions of the Articles of Incorporation and these Bylaws, the Board of Directors may appoint such committees as may be necessary from time to time, consisting of such number of its members and shall have such powers as the Board may designate. Each such committee shall have two or more members, who serve at the pleasure of the Board of Directors.

Section 2.     ACTIONS OF COMMITTEES; GOVERNING PROCEDURES

     All actions of a committee shall be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof. The provisions of Article 2 of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 3.     EXECUTIVE COMMITTEE

     An Executive Committee may be appointed by the Board of Directors pursuant to the foregoing paragraphs. When appointed, the Executive Committee shall have the power to exercise all authority of the Board of Directors, except that the Executive Committee may not:

          (i) Authorize distributions,  except as may be permitted by subsection
(vii) of this Section 3;

          (ii) Approve or propose to shareholders actions that are required by law to be approved by shareholders;

          (iii) Fill vacancies on the Board of Directors or on any of its committees;

          (iv) Amend the Articles of Incorporation, except as may be permitted by subsection (viii) of this Section 3;

          (v) Adopt, amend or repeal the Bylaws;

          (vi) Approve a plan of merger not requiring shareholder approval;

          (vii) Authorize or approve reacquisition of the Corporation's shares, except within limits prescribed by the Board of Directors; or

          (viii) Authorize or approve the issuance or sale or contract for sale of shares of the Corporation, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or an officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

Section 4.     AUDIT COMMITTEE

     (a) An Audit Committee of the Board of Directors of the Corporation, composed of at least two members of the Board (at least one of whom shall not be an officer of the Corporation), shall be appointed at the annual meeting of the Board of Directors. The President may, and if the President does not the committee shall, designate one of its members to serve as Chair of the Audit Committee. Each member of the committee shall serve until the next annual meeting of the Board of Directors or the due appointment of the member's successor. Any vacancy in the Audit Committee shall be filled by a majority vote of the Board of Directors.

     (b) The Audit Committee shall have the authority, in its discretion, to:

          (i) review and make recommendations to the Board of Directors with respect to the engagement or discharge of the Corporation's independent auditors and the terms of the engagement;

          (ii) review the independence of the independent auditors;

          (iii) review the policies and procedures of the Corporation and management with respect to maintaining the Corporation's books and records and furnishing the information necessary to the independent auditors to enable a timely, full and accurate presentation of the Corporation's financial statements for the fiscal year;

          (iv) review procedures to encourage access to the committee and facilitate the timely reporting during the year by the Corporation's independent auditors to the Audit Committee of their recommendations and advice with respect to maintenance of the Corporation's books, records and accounts and accounting procedures and controls;

          (v) review the implementation by management of the recommendations made by the independent auditors in their annual management letter, if any;

          (vi) review the adequacy and implementation of the Corporation's internal auditing, accounting and financial controls and meet with the Corporation's internal auditor and financial staff to discuss internal accounting and auditing controls and the implementation of recommendations for the improvement therefor;

          (vii) review with the independent auditors upon completion of their audit the results of the auditing engagements, their opinion of the Corporation's financial and accounting personnel, the cooperation received during the audit, methods to improve the efficiency and quality of the audit, significant proposed adjustments, any material changes in accounting principles and practices, and any other recommendations the auditors may have with respect to the Corporation's financial, accounting or auditing systems; and

          (viii) review such other matters relating to the Corporation's financial affairs and accounts, communications to shareholders and filings with governmental agencies as the committee may, in its own discretion, deem desirable.

     (c) The Audit Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the Corporation, as the committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

Section 5.     COMPENSATION COMMITTEE

     A Compensation Committee of the Board of Directors of the Corporation, composed of at least two members of the Board of Directors, shall be appointed at the annual meeting of the Board of Directors. The President may, and if the President does not the committee shall, designate one of its members to serve as Chair of the Compensation Committee. Each member of the committee shall serve until the next annual meeting of the Board of Directors or the due appointment of the member's successor. Any vacancy in the Compensation Committee shall be filled by a majority vote of the Board of Directors. A majority of the members of the Compensation Committee shall constitute a quorum, and a majority of the quorum shall be required to adopt or approve any matter. The Compensation Committee shall have the responsibility and power to review and establish the salaries of the executive officers of the Corporation. In addition, the committee shall further have the responsibility and power to grant bonuses, stock options or other forms of incentive compensation to the officers of the Corporation. The Compensation Committee is authorized to employ such experts and consultants as the committee may deem to be reasonably necessary to enable it to perform its duties and satisfy its responsibilities.

                                    ARTICLE 4
                                    OFFICERS

Section 1.     DESIGNATION; ELECTION

     (a) The officers of the Corporation shall be a President, a Secretary and such other officers and assistant officers as the Board of Directors shall from time to time appoint, none of whom need be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

     (b) A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.     COMPENSATION AND TERM OF OFFICE

     (a) The term of office of all officers of the Corporation shall be fixed by the Board of Directors. Compensation of the Corporation's executive officers shall be set by the Compensation Committee, if any. If the Corporation has no Compensation Committee, such salaries shall be set by the Board of Directors.

     (b) The Board of Directors may remove any officer at any time, either with or without cause.

     (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor shall not take office until the effective date.

     (d) This section shall not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3.     CHAIRMAN OF THE BOARD

     The Chairman of the Board, if and when elected, shall preside at all meetings of the Board of Directors and at meetings of the shareholders and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 4.     PRESIDENT

     The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall perform the duties and responsibilities of the Chairman of the Board. The President shall be an ex officio member of all the standing committees of the Board of Directors (except the Compensation Committee, if any), shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.     VICE PRESIDENTS

     The Vice Presidents, if any, shall perform such duties as the Board of Directors prescribes. In the absence or disability of the President, the President's duties and powers shall be performed and exercised by a senior Vice President, as designated by the Board of Directors.

Section 6.     SECRETARY

     (a) The Secretary shall keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether the meeting was regular or special and, if a special meeting, how authorized, the notice given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

     (b) The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of certificates surrendered for cancellation.

     (c) The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. If the Corporation elects to have a seal, the Secretary shall keep the seal and affix it to all documents requiring a seal. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7.     TREASURER OR CHIEF FINANCIAL OFFICER

     The Treasurer or Chief Financial Officer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer or Chief Financial Officer shall disburse the funds of the Corporation when proper to do so, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as the Treasurer or Chief Financial Officer and of the financial condition of the Corporation.

     If required by the Board of Directors, the Treasurer or Chief Financial Officer shall give the Corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The necessity for such bond is not anticipated, but the decision as to whether the bond may at any time in the future be appropriate shall be in the absolute discretion of the Board of Directors.

Section 8.     ASSISTANTS

     The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer, or both. Such assistants may exercise the powers of the Secretary or Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors.

                                    ARTICLE 5
                           CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.     RECORDS

     The Corporation shall maintain all records required by law. All such records shall be kept at its principal office, registered office or at any other place designated by the President of the Corporation or as otherwise provided by applicable law.

Section 2.     INSPECTION OF RECORDS

     The records of the Corporation shall be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by applicable law.

Section 3.     CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 4.     EXECUTION OF DOCUMENTS

     The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the provisions of these Bylaws, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                    ARTICLE 6
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.     CERTIFICATES FOR SHARES

     (a) Certificates for shares shall be in such form as the Board of Directors may designate, shall designate the name of the Corporation and the state law under which the Corporation is organized, shall state the name of the person to whom the shares represented by the certificate are issued, and shall state the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series shall be summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation shall furnish shareholders with this information on request in writing and without charge.

     (b) Each certificate for shares shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile.

     (c) If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

     (d) The Corporation may in its discretion issue certificates for fractional shares, but shall not be required to do so.

Section 2.     TRANSFER ON THE BOOKS

     Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation's stock transfer records, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.     LOST, STOLEN OR DESTROYED CERTIFICATES

     In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors.

Section 4.     TRANSFER AGENTS AND REGISTRARS

     The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors may specify.

Section 5.     CLOSING STOCK TRANSFER BOOKS

     The Board of Directors may close the transfer books for a period not exceeding 70 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.

                                    ARTICLE 7
                                 INDEMNIFICATION

Section 1.     DIRECTORS AND OFFICERS

     The Corporation shall indemnify to the fullest extent permitted by law, any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

          (i) the person is or was a director or officer of the Corporation or any of its subsidiaries;

          (ii) the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

          (iii) the person is or was serving, at the request of the Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.     EMPLOYEES AND OTHER AGENTS

     The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

Section 3.     ADVANCES OF EXPENSES

     (a) The expenses incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, shall be paid by the Corporation in advance upon written request of the director or officer, if the director or officer:

          (i) furnishes the Corporation a written affirmation of his or her good faith belief that he or she is entitled to be indemnified by the Corporation; and

          (ii) furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that he or she is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this
Article 7 or otherwise.

Section 4.     NONEXCLUSIVITY OF RIGHTS

     The rights conferred on any person by this Article 7 shall be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise.

Section 5.     SURVIVAL OF RIGHTS

     The rights conferred on any person by this Article 7 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.     AMENDMENTS

     Any repeal of this Article 7 shall be prospective only and no repeal or modification of this Article 7 shall adversely affect any right or protection that is based upon this Article 7 and pertains to an act or omission that occurred prior to the time of such repeal or modification.

                                    ARTICLE 8
                        LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article 8, nor the adoption of any provision of these Bylaws inconsistent with this Article 8, shall adversely affect any right or protection of a director based upon this
Article 8 and existing at the time of such amendment or repeal. No change in the law shall reduce or eliminate the rights and protections set forth in this
Article 8 unless the change in the law specifically requires such reduction or elimination. If the Oregon Business Corporation Act is amended, after this
Article 8 shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended.

                                    ARTICLE 9
                      TRANSACTIONS BETWEEN CORPORATION AND
                              INTERESTED DIRECTORS

Section 1.     VALIDITY OF TRANSACTION

     (a) No transaction involving the Corporation shall be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

          (i) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction;

          (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

          (iii) The transaction was fair to the Corporation.

     (b) This Article 9 shall not invalidate any contract, transaction or determination that would otherwise be valid under applicable law.

Section 2.     INDIRECT INTEREST

     Solely for purposes of this Article 9, a director of the Corporation has an indirect interest in a transaction if:

     (a) Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

     (b) Another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

Section 3.     AUTHORIZATION BY BOARD

     For purposes of Section 1 of this Article 9, a transaction in which a director has an interest is authorized, approved or ratified by the Board of Directors if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article 9 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be present for the purpose of taking action under this Article 9. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction shall not affect the validity of any action taken under Section 1 of this Article 9 by the Board of Directors or a committee thereof, if the transaction is otherwise authorized, approved or ratified as provided in Section 1 of this Article 9.

Section 4.     AUTHORIZATION BY SHAREHOLDERS

     For purposes of Section 1 of this Article 9, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article 9, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity described in paragraph (a) of
Section 2 of this Article 9 may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under Section 1 of this Article 9. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 9 constitutes a quorum for the purpose of taking action under this Article 9.

                                   ARTICLE 10
                               GENERAL PROVISIONS

Section 1.     SEAL

     If the Corporation elects to have a corporate seal, the seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.     AMENDMENT OF BYLAWS

     (a) Except as otherwise provided by applicable law or by the Articles of Incorporation, the Board of Directors may amend or repeal these Bylaws unless:

          (i) The Articles of Incorporation or applicable law reserve this power exclusively to the shareholders in whole or in part; or

          (ii) The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

     (b) The Corporation's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

     (c) Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 3.     ACTION WITHOUT A MEETING

     (a) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     (b) Except as otherwise provided by the Articles of Incorporation or these Bylaws, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or each member of the committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director or committee member signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 4.     TELEPHONIC MEETINGS

     Except as otherwise provided by the Articles of Incorporation, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

Adopted by Board of Directors:  February 14, 1996